SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  May 5, 2004


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



Item 5.       Other Events.

     On May 5, 2004, Fleetwood Enterprises, Inc. announced its call for the redemption of approximately $38 million in aggregate liquidation amount of its 9.5% Convertible Trust II Preferred Securities. A press release describing the commencement of the call is attached as Exhibit 99.1 hereto.

Item 7.      Exhibits.

(c) Exhibits.  The following exhibit is being furnished herewith:

Exhibit 99.1    Press release of Fleetwood Enterprises, Inc. issued May 5,
                2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLEETWOOD ENTERPRISES, INC.



Date:  May 5, 2004                By:   /s/  Boyd R. Plowman
                                        --------------------------
                                          Boyd R. Plowman
                                          Executive Vice President-Chief
                                          Financial Officer


                                                    Exhibit 99.1

             FLEETWOOD CAPITAL TRUST II CALLS FOR REDEMPTION OF 9.5%
                   CONVERTIBLE TRUST II PREFERRED SECURITIES

Riverside, Calif., May 5, 2004 -- Fleetwood Enterprises, Inc. (NYSE: FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, today announced that it has called for the redemption of its $37.95 million issue of 9.5% Convertible Trust II Preferred Securities. The redemption price per security is approximately $23.39, plus accrued but unpaid distributions.

The Company will redeem $39,123,722 aggregate principal amount of its 9.5% Convertible Trust II Subordinated Debentures due 2013 held by its subsidiary, Fleetwood Capital Trust II, and Fleetwood Capital Trust II will redeem $37,950,000 aggregate liquidation amount of its currently outstanding 9.5% Convertible Trust II Preferred Securities and $1,173,722 of its 9.5% Convertible Common Securities. The Preferred Securities and the Common Securities will be redeemed on June 4, 2004, at a redemption price equal to 106.333% of the $22 liquidation amount of each trust security (or approximately $23.39 per security), plus accrued and unpaid distributions to, but excluding, the redemption date.

Each Preferred Security (liquidation amount $22 per security) is convertible into common stock at the rate of 1.751592 shares of common stock (equivalent to a conversion price of $12.56 per share of common stock). Prior to 5:00 p.m., New York City time, on June 3, 2004, holders of Preferred Securities called for redemption may convert their securities into shares of Fleetwood common stock by delivering a conversion request, together with such securities being converted, to The Bank of New York, as conversion agent, in accordance with the terms of the securities. Notice of redemption has been given to the registered holder of the Preferred Securities.

Holders of Preferred Securities that are converted prior to the redemption date shall not be entitled to receive the redemption price for those securities, nor to have any other securities outstanding on the redemption date redeemed in lieu of such converted securities. Holders of Preferred Securities who do not convert their securities into Fleetwood common stock will have such securities redeemed on June 4, 2004. Upon redemption, they will receive 106.333% of the $22 liquidation amount per Preferred Security plus accrued and unpaid distributions to, but excluding, the redemption date. No further distributions will accrue thereafter on Preferred Securities called for redemption. Payment of the distribution due to be paid on May 15, 2004, will be paid on schedule to all holders of record of the Preferred Securities as of the April 30 record date.

About Fleetwood
Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer a high value quotient to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's Website at www.fleetwood.com.
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